UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

Comera Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-41403	87-4706968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Gill Street Suite 4650 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMRA	The Nasdaq Stock Market LLC
Warrants	CMRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2022, the Company entered into an employment letter agreement (the “Employment Letter Agreement”) with Michael Campbell and, effective as of June 15, 2022 (the “Effective Date”), appointed him as executive vice president and chief financial officer, principal financial officer and principal accounting officer of Comera Life Sciences Holdings, Inc. and its subsidiaries (the “Company”). Mr. Campbell had served as interim chief financial officer of the Company since April 13, 2022.

Pursuant to the Employment Letter Agreement, Mr. Campbell will receive a base annual salary of $375,000, a target bonus of 40% (effective as of the Effective Date and pro-rated in 2022 for the number of days elapsed between the Effective Date and December 31, 2022), with the payment amount based upon performance as determined by the Company’s board of directors, and an option grant to purchase 450,000 shares of the Company’s common stock. The option will vest over four years with one-fourth of the shares subject to the option vesting on the first anniversary of the Effective Date and 1/48th of the shares vesting on each monthly anniversary thereafter, subject to Mr. Campbell continuing to provide services to the Company through each such vesting date.

The Employment Letter Agreement also provides that in the event of Mr. Campbell’s termination of employment by the Company without cause or his resignation for good reason (each as defined in the Employment Letter Agreement), in either case, Mr. Campbell will receive continued payment of his base salary for 180 days following termination; provided, however, that if Mr. Campbell’s employment is terminated by the Company without cause prior to the first anniversary of the Effective Date, Mr. Campbell will receive continued payment of his base salary for 90 days following termination. Mr. Campbell’s right to receive severance payments pursuant to the terms of the Employment Letter Agreement is conditioned upon his: (i) entering into and complying with the terms of a separation agreement and release and (ii) compliance with his restrictive covenant obligations (as defined in the Employment Letter Agreement) in all respects.

There is no arrangement or understanding between Mr. Campbell and any other person pursuant to which Mr. Campbell was appointed as an officer of the Company. There are no family relationships between Mr. Campbell and any of the Company’s directors or executive officers. There are no related person transactions in which Mr. Campbell had or will have a direct or indirect material interest required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Letter Agreement with Mr. Campbell is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1#	Employment Letter Agreement dated as of June 13, 2022 by and between Comera Life Sciences Holdings, Inc. and Michael Campbell

104	Cover Page Interactive File (embedded within the Inline XBRL Document)

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2022	COMERA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Jeffrey S. Hackman
	Name:	Jeffrey S. Hackman
	Title:	Chairman, President and Chief Executive Officer